As filed with the Securities and Exchange Commission on June 10, 2009	Registration No. 333-152554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

Post-Effective Amendment No. 1 To

Registration Statement Under The Securities Act of 1933

FUQI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1579407 (I.R.S. Employer Identification No.)

5/F., Block 1, Shi Hua Industrial Zone,
Cui Zhu Road North, Shenzhen, 518019,
People’s Republic of China
(Address of principal executive offices)

86 (755) 2580-1888
(Registrant’s telephone number, including area code)

2007 Equity Incentive Plan
(Full Title of the plans)

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
800-222-2122
 (Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
K&L Gates LLP
10100 Santa Monica Boulevard
Seventh Floor
Los Angeles, CA 90067
Telephone: (310) 552-5000
Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-152554) (the “2007 Equity Incentive Plan Registration Statement”) is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant’s 2007 Equity Incentive Plan (the “2007 EIP”) with the Registrant’s 2009 Omnibus Incentive Plan (the “2009 Plan”) and (ii) the Registrant has filed a new Registration Statement on Form S-8 on June 10, 2009 for the 2009 Plan (the “2009 Plan Registration Statement”).  The 2009 Plan Registration Statement registers an aggregate of 3,300,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”).  Of the aggregate shares of Common Stock being registered under the 2009 Plan Registration Statement, 1,525,088 shares of Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those shares previously registered under the 2007 Equity Incentive Plan Registration Statement, but not issued and outstanding or otherwise allocated to outstanding awards under the 2007 EIP (the “Unallocated Shares”).  As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 2007 EIP after the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment NO. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on this 10th day of June, 2009.

Fuqi International, Inc. By: /s/ Yu Kwai Chong Yu Kwai Chong President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yu Kwai Chong as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Yu Kwai Chong	President, Chief Executive Officer and Director	June 10, 2009
Yu Kwai Chong	(Principal Executive Officer)

/s/ Ching Wan Wong	Chief Financial Officer and Director (Principal	June 10, 2009
Ching Wan Wong	Financial Officer and Accounting Officer)

/s/ Lie Xi Zhuang	Chief Operating Officer and Director	June 10, 2009
Lie Xi Zhuang

/s/ Lily Lee Chen	Director	June 10, 2009
Lily Lee Chen

/s/ Eileen B. Brody	Director	June 10, 2009
Eileen B. Brody

/s/ Victor A. Hollander	Director	June 10, 2009
Victor A. Hollander

/s/ Jeff Haiyong Liu	Director	June 10, 2009
Jeff Haiyong Liu

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